EXHIBIT 99.1

NEWS RELEASE

Contact:	Deric Eubanks	Laken Avonne Rapier	Joseph Calabrese
	Chief Financial Officer	Media Contact	Financial Relations Board
	(972) 490-9600	lrapier@ashfordinc.com	(212) 827-3772

BRAEMAR HOTELS & RESORTS DECLARES
DIVIDENDS FOR THE FOURTH QUARTER OF 2024

DALLAS, October 7, 2024 – Braemar Hotels & Resorts Inc. (NYSE: BHR) (“Braemar” or the “Company”) announced today that its Board of Directors (the “Board”) declared a quarterly cash dividend of $0.05 per diluted share for the Company’s common stock for the fourth quarter ending December 31, 2024. This dividend, which equates to an annual rate of $0.20 per share, is payable on January 15, 2025, to stockholders of record as of December 31, 2024.
The Board declared a quarterly cash dividend for the fourth quarter ending December 31, 2024, of $0.3438 per diluted share, for the Company’s 5.5% Series B Cumulative Convertible Preferred Stock. This dividend is payable on January 15, 2025, to stockholders of record as of December 30, 2024.
The Board declared a quarterly cash dividend for the fourth quarter ending December 31, 2024, of $0.5156 per diluted share, for the Company’s 8.25% Series D Cumulative Preferred Stock. This dividend is payable on January 15, 2025, to stockholders of record as of December 31, 2024.
The Board declared a monthly cash dividend for all CUSIPs of the Company’s Series E Redeemable Preferred Stock, payable as follows: $0.15625 per share will be paid on November 15, 2024, to stockholders of record as of October 31, 2024; $0.15625 per share will be paid on December 16, 2024 to stockholders of record as of November 29, 2024; and $0.15625 per share will be paid on January 15, 2025 to stockholders of record as of December 31, 2024.

The Board declared a monthly cash dividend for CUSIPs 10482B705 and 10482B887 of the Company’s Series M Redeemable Preferred Stock payable as follows: $0.17708 per share will be paid on November 15, 2024 to stockholders of record as of October 31, 2024; $0.17708 per share will be paid on December 16, 2024 to stockholders of record as of November 29, 2024; and $0.17708 per share will be paid on January 15, 2025 to stockholders of record as of December 31, 2024.
The Board declared a monthly cash dividend for CUSIPs 10482B796, 10482B861 10482B770 and 10482B846 of the Company’s Series M Redeemable Preferred Stock payable as follows: $0.17500 per share will be paid on November 15, 2024 to stockholders of record as of October 31, 2024; $0.17500 per share will be paid on December 16, 2024 to stockholders of record as of November 29, 2024; and $0.17500 per share will be paid on January 15, 2025 to stockholders of record as of December 31, 2024.
The Board declared a monthly cash dividend for all remaining CUSIPs of the Company’s Series M Redeemable Preferred Stock payable as follows: $0.17292 per share will be paid on November 15, 2024 to stockholders of record as of October 31, 2024; $0.17292 per share will be paid on December 16, 2024 to stockholders of record as of November 29, 2024; and $0.17292 per share will be paid on January 15, 2025 to stockholders of record as of December 31, 2024.
As of September 30, 2024, there were 15,138,572 shares of the Company’s Series E Redeemable Preferred Stock and 1,596,285 shares of the Company’s Series M Redeemable Preferred Stock issued and outstanding.
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Braemar Hotels & Resorts is a real estate investment trust (REIT) focused on investing in luxury hotels and resorts.
Forward-Looking Statements
Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include, among others, statements about the Company’s strategy and future plans. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Braemar’s control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: our ability to repay, refinance or restructure our debt and the debt of certain of our subsidiaries; anticipated or expected purchases or sales of assets; our projected operating results; completion of any pending transactions; risks associated with our ability to effectuate our dividend policy, including factors such as operating results and the economic outlook influencing our board’s decision whether to pay further dividends at levels previously disclosed or to use available cash to pay dividends; our understanding of our competition; market trends; projected capital expenditures; the impact of technology on our operations and business; general volatility of the capital markets and the market price of our common stock and preferred stock; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the markets in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Braemar’s filings with the Securities and Exchange Commission.
The forward-looking statements included in this press release are only made as of the date of this press release. Such forward-looking statements are based on our beliefs, assumptions, and expectations of our future performance taking into account all information currently known to us. These beliefs, assumptions, and expectations can change as a result of many potential events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations, plans, and other objectives may vary materially from those expressed in our forward-looking statements. You should carefully consider this risk when you make an investment decision concerning our securities. Investors should not place undue reliance on these forward-looking statements. The Company can give no assurance that these forward-looking statements will be attained or that any deviation will not occur. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations, or otherwise, except to the extent required by law.